                                                                   EXHIBIT 10.33


                                                                  Execution Copy

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM SUCH REGISTRATION. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.



                             STOCK PURCHASE WARRANT

                                   ISSUED TO

                 DECLARATION OF TRUST FOR DEFINED BENEFIT PLAN
                         OF ICI AMERICAN HOLDINGS, INC.

                              TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
1.       Manner of Exercise; Issuance of Certificates; Payment for Shares . . . . . . . . . . . . . . . . . . . . . .   1

2.       Period of Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (a)     Call Option of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (b)     Repurchase Obligation of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

3.       Certain Agreements of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (a)     Shares to be Fully Paid  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (b)     Reservation of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (c)     Listing of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (d)     Certain Actions Prohibited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

4.       Antidilution Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (a)     Issuance of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (b)     Treatment of Options and Convertible Securities; Computation of Consideration  . . . . . . . . . . .   5
         (c)     Subdivisions and Combinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         (d)     Extraordinary Dividends and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         (e)     Computation of Market Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (f)     Record Date Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (g)     Minimum Adjustment of Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (h)     Reorganization, Reclassification, Consolidation, Merger, or Sale . . . . . . . . . . . . . . . . . .  11
         (i)     No Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (j)     Other Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

5.       No Rights or Liabilities as a Shareholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

6.       Transfer, Exchange, and Replacement of Warrant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (a)     Warrant Not Transferable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (b)     Replacement of Warrant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (c)     Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (d)     Exercise or Transfer Without Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (e)     Expenses of Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

7.       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

8.       GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

9.       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (a)     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (b)     Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (c)     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM SUCH REGISTRATION. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

No. ICI-01                                      Right to Purchase 225,000 Shares



                             STOCK PURCHASE WARRANT


         THIS CERTIFIES THAT, for value received, Declaration of Trust for Defined Benefit Plan of ICI American Holdings, Inc. (the "Original Holder"), or registered successors or assigns, is entitled to purchase from Source Media, Inc., a Delaware corporation (the "Company"), at any time or from time to time during the period specified in Paragraph 2 hereof, 225,000 fully paid and nonassessable shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at an exercise price per share of $6.00 (the "Exercise Price"). The term "Warrant Shares", as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof.

         This Warrant is subject to the following terms, provisions, and conditions:

         1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional Warrant Share), by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, to the Company during normal business hours on any business day at the Company's principal office at 8140 Walnut Hill Lane, Suite 1000, Dallas, Texas 75231 (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company of the Exercise Price for the Warrant Shares specified in said Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or its designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement delivered, and payment made for such shares as aforesaid. Certi-ficates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding seven business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said certificates, deliver to said holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution, and delivery of stock certificates (and any new Warrants) pursuant to this Paragraph 1 except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

         Payment of the Exercise Price may be made by either of the following methods:

                 (i) Cash Exercise. By payment to the Company of the Exercise Price in cash or by certified or official bank check, for each share being purchased;

                 (ii) Surrender of Notes. By surrender to the Company for cancellation of any Note or Notes (as such terms are defined in that certain Amended and Restated Note Agreement, dated as of March 31, 1997 (the "Amended and Restated Note Agreement"), among the Company, IT Network, Inc., the Original Holder and the other Purchasers named therein), or any portion of a Note, for which credit shall be given toward the Exercise Price on a dollar-for-dollar basis with reference to the principal amount and accrued but unpaid interest cancelled;

                 (iii) Net Issue Exercise. By an election to receive shares the aggregate fair market value of which as of the date of exercise is equal to the fair market value of this Warrant (or the portion thereof being exercised) on such date, in which event the Company, upon receipt of notice of such election, shall issue to the holder hereof a number of shares of Common Stock equal to (A) the number of shares of Common Stock acquirable upon exercise of all or any portion of this Warrant being exercised, as at such date, multiplied by (B) the balance remaining after deducting (x) the Exercise Price, as in effect on such date, from (y) the market price of one share of Common Stock as at such date (determined as provided in Paragraph 4(e) hereof) and dividing the result by (C) such market price; provided, however, that payment of the Exercise Price pursuant to this method may be made only to the extent that the aggregate outstanding principal amount of the Notes held by the holder of this Warrant on the date of such election has been paid in full; or

                 (iv) Combined Payment Method. By satisfaction of the Exercise Price for such shares acquired in combination of the methods described in clauses (i), (ii) or (iii).

         2. Period of Exercise. Subject to the provisions of Paragraphs 2(a) and (b) below, this Warrant is exercisable at any time after the date hereof, and before 5:00 p.m., Dallas time, on March 31, 2004.

                 (a)      Call Option of the Company.

                          (i) Subject to the satisfaction in full of the conditions set forth in subparagraph (ii) below, at any time after the second anniversary of the date hereof, the Company may, by written notice to the holder of this Warrant (the "Call Notice"), elect to purchase this Warrant (or any new Warrant then held by such holder representing the number of shares with respect to which this Warrant shall not have been exercised), in whole, on the Effective Date of Call (as defined below), at a cash price for this Warrant equal to the product of (x) $.01 multiplied by (y) the number of shares with respect to which this Warrant shall not have been exercised on such date. As used in this Paragraph 2(a), the term "Effective Date of Call" shall mean the later of (x) 60 days from the date of the Call Notice or (y) 60 days from the date a registration statement covering the Warrant Shares shall have become effective, which registration statement was filed by the Company upon the receipt of requests made (including a request made by the holder of this Warrant) prior to the Effective Date of Call and pursuant to the Amended and Restated Registration Rights Agreement dated as of the date hereof, among the Company, the Original Holder and the other persons named therein.

                          (ii) The Company's right to exercise the purchase option referred to in subparagraph (i) above is conditional upon the last reported sales price of the Common Stock (determined as provided in Paragraph 4(e) hereof) having being equal to at least 200% of the Exercise Price then in effect for 30 of the 40 consecutive Trading Days (as defined below) immediately prior to the date of the Call Notice.

                          (iii) If the conditions referred to above have been satisfied in full (including, without limitation, the giving of a Call Notice), the holder shall present this Warrant to the Company at its office referred to in Paragraph 1 hereof on the Effective Date of Call, and upon surrender thereof shall be entitled to receive the cash price to which such holder is entitled, by wire transfer of immediately available funds to an account designated by the holder hereof or by delivery to such holder of a certified or official bank check in New York Clearing House Funds payable to the order of such holder. Notwithstanding anything to the contrary implied in this Paragraph 2(a), until the Effective Date of Call the holder of this Warrant shall continue to be entitled to exercise any and all of the rights granted to it herein.

                 (b) Repurchase Obligation of the Company. If at any time there occurs a Change of Control (as defined in the Amended and Restated Note Agreement), then the Company shall give to the holder of this Warrant notice of such Change of Control within 5 days of its occurrence. Not later than 60 days (the "Put Election Period") after such notice by the Company, the holder of this Warrant (or any new Warrant then held by such holder representing the number of shares with respect to which this Warrant shall not have been exercised) may, by written notice to the Company, elect to sell to the Company, and the Company shall purchase from such holder, this Warrant, in whole, at an aggregate cash price (the "Put Price") equal to the greater of
         (x) the Net Warrant Market Price (as defined below) and (y) $540,000. The holder shall present this Warrant to the Company at its office referred to in Paragraph 1 hereof on or before the 30th day following the expiration of the Put Election Period, and upon surrender thereof shall be entitled to receive the cash price to which such holder is entitled, by wire transfer of immediately available funds to an account designated by the holder hereof or by delivery to such holder of a certified or official bank check in New York Clearing House Funds payable to the order of such holder. As used in this Paragraph 2(b), the term "Net Warrant Market Price" shall mean an amount equal to the product of (x) the number of shares with respect to which this Warrant shall not have been exercised, multiplied by (y) the difference between the market price per Warrant Share (determined as provided in Paragraph 4(e) hereof) on the date of the Put Notice and the Exercise Price then in effect.

         3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

                 (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance, be validly issued, fully paid, and nonassessable.

                 (b) Reservation of Shares. During the period within which this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

                 (c) Listing of Shares. If the issuance of any Warrant Shares required to be reserved for purposes of exercise of this Warrant requires listing on any national securities exchange before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, use its best efforts to cause such shares to be listed on the relevant national securities exchange at such time, so that such shares may be issued in accordance with the terms hereof.

                 (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or99 through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

         4. Antidilution Provisions. The Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph 4. Upon each adjustment of the Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the largest number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of this Paragraph 4, the term "Capital Stock", as used herein, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation which may be authorized in the future by an amendment to the Company's charter, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, or shares resulting from any subdivision or combination of the Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Paragraph 4(i) hereof, the stock or other securities or property provided for in said Paragraph.

                 (a) Issuance of Capital Stock. If and whenever the Company shall issue or sell any shares of Capital Stock without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (x) an amount equal to the aggregate consideration received by the Company upon such issue or sale, by (y) the total number of shares of Capital Stock so issued or sold.

                 (b) Treatment of Options and Convertible Securities; Computation of Consideration. For the purposes of Paragraph 4(a) hereof the following provisions shall also be applicable:

                          (i) If at any time the Company shall grant any rights to subscribe for or purchase, or any options for the purchase of, Capital Stock or securities convertible into or exchangeable for Capital Stock (such rights and options being herein called "Options" and such convertible or exchangeable securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Capital Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Capital Stock issuable upon the exercise of such Options or upon the conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold for such price per share. For purposes of this paragraph 4(b)(i) the price per share for which such Capital Stock is issuable shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Options, plus, in the case of any such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable to the Company upon the conversion or exchange of such Convertible Securities, by
                 (y) the total maximum number of shares of Capital Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. Except as provided in Paragraph 4(b)(vi) hereof, no further adjustments of the Exercise Price shall be made upon the actual issue of such Capital Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issue of such Capital Stock upon the conversion or exchange of such Convertible Securities.

                          (ii) If at any time the Company shall issue or sell Convertible Securities, whether or not the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share for which Capital Stock is issuable upon the conversion or exchange of such Convertible Securities shall be less than the Exercise Price in effect immediately prior to the time of the issue or sale of such Convertible Securities, then the total maximum number of shares of Capital Stock issuable upon the conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold for such price per share, provided that (a) except as provided in Paragraph 4(b)(vi) hereof, no further adjustments of the Exercise Price shall be made upon the actual issue of such Capital Stock upon the conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Paragraph 4(b), no further adjustment of the Exercise Price shall be made by reason of such issue or sale. For purposes of this Paragraph 4(b)(ii), the price per share for which Capital Stock is issuable shall be determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Capital Stock issuable upon the conversion or exchange of all such Convertible Securities.

                          (iii) If at any time the Company shall pay a dividend or make any other distribution upon the Capital Stock payable in Capital Stock or Convertible Securities, any Capital Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued without consideration, and the Exercise Price shall be reduced as if the Company had subdivided the outstanding shares of Capital Stock into a greater number of shares as provided in Paragraph 4(c) hereof.

                          (iv) If at any time any Capital Stock, Convertible Securities, or Options shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any Capital Stock, Convertible Securities, or Options shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company therefor shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the market price thereof (determined as provided in Paragraph 4(e) hereof) as of the date of receipt, but in each such case without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In computing the market price of a note or other obligation that is not listed or admitted to trading on any securities exchange or quoted in the Nasdaq Stock Market or reported by the National Quotation Bureau, Inc. or a similar reporting organization, the total consideration to be received by the Company thereunder (including interest) shall be discounted to present value at the prime rate announced or published in The Wall Street Journal under the caption "Money Rate" in effect at the time the note or obligation is deemed to have been issued. If any Capital Stock, Convertible Securities, or Options shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets of such merged corporation as the Board shall determine to be attributable to such Capital Stock, Convertible Securities, or Options.

                          (v) In case at any time the Company shall take a record of the holders of Capital Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Capital Stock or Convertible Securities, or (b) to subscribe for or purchase Capital Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of such Capital Stock or Convertible Securities.

                          (vi) If the purchase price provided for in any Option referred to in Paragraph 4(b)(i) hereof, or the price at which any Convertible Securities referred to in Paragraph 4(b)(i) or (ii) hereof are convertible into or exchangeable for Capital Stock, shall change at any time (whether by reason of provisions designed to protect against dilution or otherwise), the Exercise Price then in effect hereunder shall forthwith be increased or decreased to such Exercise Price as would have obtained had the adjustments made upon the issuance of such Options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Capital Stock theretofore actually delivered upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the number of shares of Capital Stock to be issued for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price.

                          (vii) If any adjustment has been made in the Exercise Price because of the issuance of Options or Convertible Securities and if any of such Options or rights to convert or exchange such Convertible Securities expire or otherwise terminate, then the Exercise Price shall be readjusted to eliminate the adjustments previously made in connection with the Options or rights to convert or exchange Convertible Securities which have expired or terminated.

                          (viii) The number of shares of Capital Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Capital Stock.

                          (ix) Anything in Paragraph 4(a) or (b) hereof to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of (a) the issuance of the Warrants or any other warrant issued to the holder hereof, (b) the issuance of shares of Common Stock upon exercise of the Warrants or any other warrant issued to the holder hereof, (c) the granting of stock options by the Company to employees or directors of the Company or any of its subsidiaries in connection with their employment or service as directors to purchase Capital Stock, provided that the exercise price of such stock options is at least equal to the market price of such shares of Capital Stock on the date such stock options are granted and the total number of such options granted after the date hereof does not exceed the sum of (X) ten percent of the outstanding Common Stock of the Company and (Y) the number of such employee or director options outstanding on the date hereof that, on the date in question, have expired or been cancelled, (d) the issuance of shares of Capital Stock upon the exercise of the stock options referred to in clause (c) above, and (e) the issuance of shares of Capital Stock upon the exercise, conversion, or exchange of any securities issued prior to or simultaneously with the date of the original issue of this Warrant.

                 (c) Subdivisions and Combinations. In case at any time the Company shall subdivide the outstanding shares of Capital Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Capital Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. An adjustment made pursuant to this Paragraph 4(c) shall become effective immediately after the effective date of such subdivision or combination.

                 (d) Extraordinary Dividends and Distributions. If at any time the Company shall pay a dividend or make a distribution to all holders of Capital Stock, as such, which dividend or distribution is payable otherwise than in cash out of earnings or earned surplus and otherwise than in Capital Stock, Convertible Securities, or Options, then thereafter the holder of this Warrant, upon the exercise of this Warrant, shall be entitled to receive the number of shares of Common Stock being purchased upon such exercise and, in addition thereto and without further payment, the stock and other securities and property (including cash) which such holder would have received by way of dividends or distributions (otherwise than in cash out of earnings or earned surplus or in Capital Stock, Convertible Securities, or Options) as if continuously, since the date of the original issue of this Warrant, such holder (i) had been the record holder of the number of shares of Common Stock then being purchased, and (ii) had retained all dividends and distributions in stock or other securities (other than Capital Stock, Convertible Securities, or Options) which would have been paid in respect of such Common

         Stock or in respect of any stock or other securities which would have been paid as dividends or distributions on such Common Stock.

                 (e) Computation of Market Price. For the purpose of any computation under Paragraphs 2(a), 2(b) and 4(b) hereof, the market price of the security in question on any day shall be deemed to be the average of the last reported sale prices for the security for the 20 consecutive Trading Days beginning 30 Trading Days before the day in question. The last reported sale price for each day shall be (i) the last reported sale price of the security on the Nasdaq Stock Market's National Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or
         (ii) if not quoted as described in clause (i) above, the mean between the high bid and low asked quotations for the security as reported by the National Quotation Bureau, Inc. if at least two securities dealers have inserted both bid and asked quotations for such security on at least 10 of such 20 consecutive Trading Days, or (iii) if the security is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of such class of security on the principal securities exchange on which such class of security is listed or admitted to trading. If the security is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the security on any day or the average of such last reported sale prices for any period shall be the fair market value of such security as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. The term "Trading Days", as used herein, means (i) if the security is quoted on the Nasdaq Stock Market's National Market, or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the security is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

                 (f) Record Date Adjustments. In any case in which this Paragraph 4 requires that a downward adjustment of the Exercise Price shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of this Warrant exercised after such record date and before the occurrence of such event the additional Warrant Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Warrant Shares issuable upon such exercise before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share pursuant to Paragraph 4(i) hereof.

                 (g) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount less than $.10 per share in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than $.10 per share. In case at any time the Company shall issue Capital Stock by way of dividend on Capital Stock or subdivide or combine the outstanding shares of Capital Stock, said amount of $.10 per share (as theretofore increased or decreased, if the said amount shall have been adjusted in accordance with the provisions of this Paragraph 4(g)) shall forthwith be proportionately increased in the case of such a combination or decreased in the case of such a subdivision or stock dividend so as appropriately to reflect the same.

                 (h) Reorganization, Reclassification, Consolidation, Merger, or Sale. If any capital reorganization of the Company, or any reclassification of the Capital Stock, or any consolidation or merger of the Company with or into another corporation or entity, or any sale of all or substantially all the assets of the Company to another corporation or entity, shall be effected in such a way that the holders of Common Stock (or any other securities of the Company then issuable upon the exercise of this Warrant) shall be entitled to receive stock or other securities or property (including cash) with respect to or in exchange for Common Stock (or such other securities), then lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, and in lieu of the shares of Common Stock (or such other securities) immediately theretofore purchasable and receivable upon the exercise hereof, such stock or other securities or property (including cash) as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Common Stock (or such other securities) equal to the number of shares of Common Stock (or such other securities) immediately theretofore purchasable and receivable upon the exercise of this Warrant, had such reorganization, reclassification, consolidation, merger, or sale not taken place. In any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, the provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable upon exercise hereof) shall thereafter be applicable, as nearly as reasonably may be, in relation to the stock or other securities or property thereafter deliverable upon the exercise hereof. In the event of a consolidation or merger of the Company with or into another corporation or entity as a result of which a greater or lesser number of shares of common stock of the surviving corporation or entity are issuable to holders of Capital Stock in respect of the number of shares of Capital Stock outstanding immediately prior to such consolidation or merger, then the Exercise Price in effect immediately prior to such consolidation or merger shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Capital Stock.

                 (i) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the current market value of a share of Common Stock, which current market value shall be the last reported sale price (determined as provided in Paragraph 4(e) hereof) on the Trading Day immediately preceding the date of the exercise.

                 (j)      Other Notices.  If at any time:

                          (i) the Company shall declare any dividend upon the Capital Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of earnings or earned surplus) to the holders of the Capital Stock;

                          (ii) the Company shall offer for subscription pro rata to the holders of the Capital Stock any additional shares of stock of any class or other rights;

                          (iii) there shall be any capital reorganization of the Company, or reclassification of the Capital Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

                          (iv) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

         then, in each such case, the Company shall promptly give to the holder of this Warrant (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Capital Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Capital Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Capital Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Capital Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Failure to give any such notice or any defect therein shall not affect the validity of the proceeding referred to in clauses (i), (ii), (iii), and (iv) above.

         5. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         6.      Transfer, Exchange, and Replacement of Warrant.

                 (a) Warrant Not Transferable. You agree that this Warrant may not be transferred, sold, assigned or hypothecated, except to (i) your wholly-owned subsidiaries or affiliates (as defined by the Securities Exchange Act of 1934); (ii) the respective successors to you in a merger or consolidation; (iii) the respective purchasers of all or substantially all of your assets; (iv) your respective shareholders in the event you are liquidated or dissolved; (v) any one or more financial institutions (including, without limitation, any banks, investment banking firms, investment funds and insurance companies); or (vi) any other person or entity with respect to whom you have received the prior written consent of the Company. It is not a condition to the transfer of this Warrant that it be transferred in connection with a transfer of a Note. Until due presentment for registration of a permitted transfer on the Company's books, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

                 (b) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                 (c) Register. The Company shall maintain, at its principal office at 8140 Walnut Hill Lane, Suite 1000, Dallas, Texas 75231 (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permitted transferee and each prior owner of this Warrant.

                 (d) Exercise or Transfer Without Registration. Anything in this Warrant to the contrary notwithstanding, if, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant shall not be registered under the Securities Act of 1933, as amended, and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that the holder of this Warrant execute and deliver to the Company a seller's Rule 144 representation letter in form and substance reasonably acceptable to the Company. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

                 (e) Expenses of Transfer. The Company shall pay all taxes (other than those imposed on or in respect of income), other expenses and charges payable in connection with the preparation, execution, and delivery of any Warrants issued or prepared by the Company in connection with this Paragraph 6.

         7. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company at 8140 Walnut Hill Lane, Suite 1000, Dallas, Texas 75231, Attention: President, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by telegram or telex, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram or telex) the person entitled to receive such notice at the address of such person for purposes of this Paragraph 7, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

         8. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         9.      Miscellaneous.

                 (a) Amendments. This Warrant and any provision hereof may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

                 (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

                 (c) Successors and Assigns. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on this 9th day of April, 1997.

                                       SOURCE MEDIA, INC.



                                       By: /s/ MICHAEL G. PATE
                                          ----------------------------------
                                               Michael G. Pate
                                            Chief Financial Officer
                                                and Treasurer

                           FORM OF EXERCISE AGREEMENT


                                                  Dated: ________________, 19__.

To:

         The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ____________________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in the amount of $____________________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:


                                  Name:


                                  Signature:
                                  Title of Signing Officer or Agent (if
                                  any):

         Note: The above signature should correspond exactly with the name on the face of the within Warrant or with the name of the
                 assignee appearing in the assignment   form.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee                  Address                    No. of Shares
----------------                  -------                    -------------





, and hereby irrevocably constitutes and appoints ____________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated:  ____________________, 19__.


In the presence of




                                         Name:


                                         Signature:
                                         Title of Signing Officer or Agent (if
                                         any):
                                         Address:


                                         Note:  The above signature should
                                                correspond exactly with the
                                                name on the face of the within
                                                Warrant.